UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 30, 2010

L.B. Foster Company
(Exact Name of Registrant as Specified in its Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	000-10436 (Commission File Number)	25-1324733 (IRS Employer Identification No.)

415 Holiday Drive Pittsburgh, Pennsylvania (Address of Principal Executive Offices)	15220 (Zip Code)
Registrant’s telephone number, including area code: (412) 928-3417
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On August 30, 2010, L.B. Foster Company (“L.B. Foster”) entered into the Second Amendment (“Amendment No. 2”) to the Agreement and Plan of Merger, dated as of February 16, 2010 (the “Merger Agreement”), by and among L.B. Foster, Foster Thomas Company, a West Virginia corporation and a wholly-owned subsidiary of L.B. Foster (“Purchaser”), and Portec Rail Products, Inc., a West Virginia corporation (“Portec”), as amended by the First Amendment to the Agreement and Plan of Merger, dated as of May 13, 2010, by and among L.B. Foster, Purchaser and Portec (“Amendment No. 1”).
The Merger Agreement provided for a tender offer by Purchaser to purchase all of the outstanding shares of common stock of Portec (the “Shares”) at a price of $11.71 per Share (the “Offer”), net to the seller in cash, and the subsequent merger of Portec and Purchaser, with Portec surviving as a wholly-owned subsidiary of L.B. Foster (the “Merger”). Amendment No 2 increased the Offer price to $11.80 per Share. Consummation of the Offer by Purchaser is subject to certain conditions, including the condition that the number of Shares that have been validly tendered and not withdrawn together with the number of Shares then owned by L.B. Foster or any of its subsidiaries, represents at least 65% of the total number of outstanding Shares, on a fully diluted basis (the “Minimum Condition”).
The Merger Agreement, as amended by Amendment No. 1, provided that either Portec or L.B. Foster may terminate the Merger Agreement if L.B. Foster has not accepted for payment a number of Shares equal to the Minimum Condition by the earlier of the expiration of the Offer in accordance with its terms or the close of business on August 31, 2010 (the “Drop Dead Date”). Pursuant to Amendment No. 2, the Drop Dead Date is extended to the close of business on December 30, 2010.
In addition to extending the Drop Dead Date, Amendment No. 2 includes a definition of “Permitted Divestiture” which means the divestiture upon terms that are usual and customary with respect to divestitures required by the Antitrust Division of the Department of Justice, of (i) Portec’s Huntington, West Virginia facility, (ii) the tangible assets used primarily in connection with Portec’s bonded insulated rail joints (assemblies and kits), Thermabond insulated joint kits, polyurethane coat insulated rail joints, end posts, poly gage and tie plates, fiberglass (CyPly) joint kits, plastic insulation joint kits and plastic and canvas insulated gage plates, standard joints, compromise and transition joints, and Weldmate joint bars, and (iii) Portec’s intangible assets used primarily in connection with, or necessary in the production of, the foregoing products; but not including the tangible and intangible assets used in connection with the lubrication and friction management business, the shipping systems division business, the curv bloc business and the car repair business.
Section 3.1(a) of the Merger Agreement provides a definition of Company Material Adverse Effect. Amendment No. 2 revises clause (ix) of the proviso to the definition of Company Material Adverse Effect contained in Section 3.1(a) of the Merger Agreement to provide that any Permitted Divestiture shall not be a Company Material Adverse Effect.
Amendment No. 2 revises the last sentence of Section 6.5 of the Merger Agreement to except out a Permitted Divestiture from the provision that nothing in the Merger Agreement shall obligate

L.B. Foster or Purchaser to agree to hold separate or to dispose of any assets or businesses of L.B. Foster and its subsidiaries or of Portec and its subsidiaries.
Annex I to the Merger Agreement (“Annex I”) contains conditions to the Offer and pursuant to Annex I, Purchaser shall not be required to accept for payment, pay for, or may delay payment for any Shares tendered in the Offer should any of the events or circumstances enumerated in Annex I exist at the time of the expiration of the Offer. Amendment No. 2 amends condition (h) of Annex I to carve out a Permitted Divestiture from the existence of the circumstances identified therein.
Finally, Amendment No. 2 provides that L.B. Foster, under certain circumstances, will be obligated to pay a termination fee of $2,000,000 to Portec if L.B. Foster does not accept Shares tendered in the Offer for payment.
Other than the amendments discussed above, the Merger Agreement, as amended by Amendment No. 1, remains in full force and effect, and is ratified and confirmed by Amendment No. 2.
The foregoing discussion is a summary of Amendment No. 2 and the Merger Agreement, does not purport to be complete and is qualified in its entirety by Amendment No. 2 and the Merger Agreement. A copy of Amendment No. 2 is filed as Exhibit (a)(5)(T) to L.B. Foster’s Schedule TO-T/A filed on August 31, 2010 and is incorporated herein by reference. A copy of the Merger Agreement is filed as Exhibit 2.1 to L.B Foster’s Current Report on Form 8-K filed on February 17, 2010 and is incorporated herein by reference. A copy of Amendment No. 1 is filed as Exhibit (a)(5)(N) to L.B. Foster’s Schedule TO-T/A filed on May 13, 2010 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

2.1	Second Amendment to Agreement and Plan of Merger, dated as of August 30, 2010, by and among Portec Rail Products, Inc., L. B. Foster Company and Foster Thomas Company, incorporated by reference to Exhibit (a)(5)(T) to Schedule TO-T/A filed by L.B. Foster Company on August 31, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L.B. Foster Company
Date: August 31, 2010	By:	/s/ David L. Voltz
		Name:	David L. Voltz
		Title:	Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

2.1	Second Amendment to Agreement and Plan of Merger, dated as of August 30, 2010, by and among Portec Rail Products, Inc., L. B. Foster Company and Foster Thomas Company, incorporated by reference to Exhibit (a)(5)(T) to Schedule TO-T/A filed by L.B. Foster Company on August 31, 2010.